UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 28, 2015, at which stockholders voted on the matters set forth below.

Proposal 1: To Elect a Board of Directors

Director	Votes For	Votes Withheld
Robert H. Baldwin	401,045,255	10,268,687
William A. Bible	407,895,214	10,883,796
Mary Chris Gay	407,758,996	11,020,014
William W. Grounds	407,757,999	11,021,011
Alexis M. Herman	400,507,405	10,806,537
Roland Hernandez	399,648,820	11,665,122
Anthony Mandekic	407,623,835	11,156,175
Rose McKinney-James	400,803,043	10,510,899
James J. Murren	404,077,483	14,701,527
Gregory M. Spierkel	407,763,039	11,016,471
Daniel J. Taylor	407,586,398	11,192,612

Broker Non-Votes: 15,417,612 for Mr. Bible, Ms. Gay, Mr. Grounds, Mr. Mandekic, Mr. Murren and Mr. Taylor, 15,417,112 for Mr. Spierkel and 22,882,680 for Mr. Baldwin, Ms. Herman, Mr. Hernandez and Ms. McKinney-James.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To Ratify the Selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2015.

For	Against	Abstain
431,922,042	872,001	1,402,579

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting.

For	Against	Abstain
405,313,875	10,896,093	1,883,439

Broker Non-Votes: 16,103,215

The foregoing Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Senior Vice President, Assistant General Counsel & Assistant Corporate Secretary

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